Exhibit 99.1

Hercules Technology Growth Capital Announces Portfolio Update for Q1 2014; Quarter Marked By Continued Portfolio Diversity and Growth and Significant Number of Liquidity Events

  Q1 2014 Closed Commitments of ~$154.0 million
  5 Completed IPO Liquidity Events Q1 2014
  4 Portfolio Companies Currently in IPO Registration
  3 Announced or Completed M&A Liquidity Events Q1 2014
  Repaid outstanding SBA debentures totaling $34.8 million

PALO ALTO, Calif.--(BUSINESS WIRE)--April 2, 2014--Hercules Technology Growth Capital, Inc. (NYSE:HTGC), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology industries, at all stages of development, today announced its Q1 2014 portfolio update.

“The first quarter has been very positive as Hercules continues to build on the strong trajectory we set in 2013,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “We are pleased to report that we originated approximately $154 million in new and existing debt and equity commitments, including almost $117 million to six new companies. Additionally, eight portfolio companies have announced or completed liquidity events, including five IPOs in the life science sector and we have four additional portfolio companies, including Box, Inc., in registration for an IPO. It’s been a great start to a new year.”

New Originations for Q1 2014:

As of March 31, 2014, Hercules has originated approximately $153.7 million of debt and equity commitments to new and existing portfolio companies.

Hercules has made new commitments to the following six companies, assisting in their future growth and development.

  $30.0 million commitment to a premium subscription on-demand streaming music service with more than one million members who can listen to more than 20 million tracks on more than 70 consumer electronics devices, including connected audio systems like Sonos, smartphones, Android tablets, MP3 players and connected TVs.
  $25.0 million commitment to a renewable products company.
  $21.5 million commitment to a specialty pharma company with oral drug delivery platform technologies and a late-stage pipeline of controlled release products for Attention Deficit Hyperactivity Disorder (ADHD).
  $21.0 million commitment to a startup specialty pharmaceutical company focused on providing patients with unique products to address unmet medical needs.
  $11.8 million commitment to a pioneering educational game developer that publishes entertaining and award-winning mobile and web products for children.
  $7.5 million commitment to a fabless semiconductor company that makes highly-integrated application targeted ICs for consumer audio and voice applications.

In addition, Hercules provided approximately $36.9 million of debt and equity commitments and renewals to existing portfolio companies.

It is important to note that certain commitments may expire without being drawn upon, and commitments do not necessarily represent future cash requirements or future earning assets for Hercules. Our commitments may include conditions, such as reaching certain milestones, before the Hercules debt commitment would become available. Hercules is instituting more funding or performance based milestone requirements to mitigate risk which will affect our actual funding levels.

Principal Repayments:

As of March 31, 2014, Hercules received approximately $131.0 million in principal repayments, of which approximately $87.0 million were unscheduled early repayments.

SBA Debentures:

In February 2014, Hercules repaid outstanding SBA debentures totaling $34.8 million. These debentures were originally issued March 26, 2008, carried a combined interest rate and annual charge of 6.38% and were scheduled to retire March 1, 2018. Subsequent to this repayment, total SBA debentures outstanding amounted to $190.2 million.

Portfolio Company Liquidity Events for Q1 2014:

As of March 31, 2014, eight (8) Hercules portfolio companies have announced or completed liquidity events, such as an IPO or M&A event.

M&A

1. In January 2014, Toshiba Corporation completed its acquisition of Hercules portfolio company OCZ Technology. The acquisition resulted in full repayment of the Hercules debt investment in OCZ Technology.

2. In February 2014, Teva Pharmaceutical Industries Ltd. (NYSE:TEVA) completed its acquisition of Hercules portfolio company NuPathe Inc. (NASDAQ:PATH) at a price of $3.65 per share in cash and the right to receive contingent cash consideration payments of up to $3.15 per share, net to the seller in cash without interest.

3. In March 2014, InterCloud Solutions, Inc. (NASDAQ: ICLD) announced that it has entered into a definitive agreement to acquire Hercules’ portfolio company VaultLogix, LLC. Financial terms were not disclosed and the transaction is subject to customary closing conditions.

Completed IPOs

As of March 31, 2014, five (5) of Hercules' portfolio companies completed an IPO:

1. In January 2014, Dicerna Pharmaceuticals, Inc. (NASDAQ:DRNA) completed its initial public offering of 6,900,000 shares of its common stock at $15.00 per share.

2. In February 2014, Revance Therapeutics, Inc. (NASDAQ:RVNC) completed its initial public offering of 6,900,000 shares of its common stock at $16.00 per share.

3. In February 2014, Concert Pharmaceuticals, Inc. (NASDAQ:CNCE) completed its initial public offering of 6,000,000 shares of its common stock at $14.00 per share.

4. In February 2014, Uniqure B.V. (NASDAQ:QURE) completed its initial public offering of 5,400,000 shares of its common stock at $17.00 per share.

5. In March 2014, Everyday Health Inc. (NYSE:EVDY) completed its initial public offering of 7,150,000 shares of its common stock at $14.00 per share.

Current Companies in IPO Registration:

As of March 31, 2014, Hercules had warrant positions in four (4) portfolio companies that had filed Registration Statements in contemplation of a potential IPO:

  Box, Inc.
  Three companies filed confidentially under the Jobs Act

There can be no assurances that these companies will complete their IPOs in a timely manner or at all.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology industries, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.2 billion to over 270 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has two outstanding bond issuances of 7.00 percent Senior Notes due 2019—the April 2019 Notes and September 2019 Notes—which trade on the NYSE under the symbols “HTGZ” and “HTGY,” respectively.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

Statements in this press release may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, without limitation, those risks, uncertainties and factors referred to in the “Risk Factors” section of the Hercules Annual Report on Form 10-K for the year ended December 31, 2013, as well as the other documents and reports filed by Hercules with the Securities Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Hercules is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060
info@htgc.com
or
Market Street Partners
Ed Keaney, 415-445-3236
ekeaney@marketstreetpartners.com